Exhibit 10.18

DYNAVOX SYSTEMS HOLDINGS LLC

A Delaware Limited Liability Company

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of January 22, 2008

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

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SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
DYNAVOX SYSTEMS HOLDINGS LLC
A Delaware Limited Liability Company

THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of DynaVox Systems Holdings LLC, dated and effective as of January 22, 2008 (this “Agreement”), is adopted, executed and agreed to, for good and valuable consideration, by and among, Vestar Capital Partners IV, L.P., a Delaware limited partnership (“VCP IV”), VCD Investors LLC, a Delaware limited liability company (“VCD” and, together with VCP IV, the “Vestar Member”), DynaVox Investors LLC, a Delaware limited liability company (“DynaVox Investors Member”), Park Avenue Equity Partners, L.P., a Delaware limited partnership (the “Park Avenue Member”), the institutions listed on the signature pages hereto (collectively, the “Institutional Members”), and the other individuals or institutions listed as members in the books and records of the Company, and each other Person who becomes a Member in accordance with the terms of this Agreement. Any reference in this Agreement to the Vestar Member, the Park Avenue Member or the Institutional Members shall include such Member’s successors to the extent such successors have become substituted Members in accordance with the provisions of this Agreement.

WHEREAS, as of April 20, 2004, DynaVox Investors Member formed the Company as a limited liability company under the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq, as it may be amended from time to time (the “Act”), by executing the Limited Liability Company Agreement of DynaVox Systems Holdings LLC (the “Original Agreement”) and filing a Certificate of Formation with respect thereto to be filed with the Delaware Secretary of State; and

WHEREAS, as of May 13, 2004, the Original Agreement was amended and restated in accordance with its terms (the “Amended Agreement”);

WHEREAS, the Management Committee desires to amend and restate the Amended Agreement to create new classes of Units, to admit Additional Members, and to reflect related matters, all in accordance with Section 7.5 hereof;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.   Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, Title 6, §§ 18-101, et seq, as it may be amended from time to time.

“Additional Member” means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of having received his Membership Interest from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(i)                                     decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g); and

(ii)                                  increase such deficit by the items described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.  In addition, Affiliates of a Member shall include all partners, officers, employees and former partners, officers or employees of, all consultants or advisors to, and all other Persons who directly or indirectly receive compensation from such Member.

“Agreement” has the meaning set forth in the preamble above.

“Amended Agreement” has the meaning set forth in the preamble above.

“Applicable Percentage” shall have the meaning given to such term in each Management Unit Subscription Agreement or Director Unit Subscription Agreement between the Company and a Member with respect to Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and Class Z Units held by such Member.

“Assignee” means any transferee to which a Member or another Assignee has transferred its interest in the Company in accordance with Article V.

“Bankruptcy” means, with respect to any Person, the occurrence of any of the following events:  (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such Person to pay his debts as such debts become due; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the following provisions:

(a)                                  To each Member’s Capital Account there shall be added such Member’s Capital Contributions, such Member’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 4.3(c) hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b)                                 To each Member’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.3(c) hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c)                                  In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d)                                 In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)                                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than money) contributed from time to time to the Company by such Member.

“Certificate” has the meaning set forth in Section 1.1.

“Class A Member” has the meaning set forth in Section 2.9.

“Class A Units” means the Class A Common Units of the Company.

“Class B Member” has the meaning set forth in Section 2.9.

“Class B Units” means the Class B Common Units of the Company.

“Class C Member” has the meaning set forth in Section 2.9.

“Class C Units” means the Class C Common Units of the Company.

“Class D Member” has the meaning set forth in Section 2.9.

“Class D Units” means the Class D Common Units of the Company.

“Class E Member” has the meaning set forth in Section 2.9.

“Class E Units” means the Class E Common Units of the Company.

“Class E Units Allocation Percentage” has the meaning set forth in Section 4.4(a)(iii)(E).

“Class W Member” has the meaning set forth in Section 2.9.

“Class W Units” means the Class W Common Units of the Company.

“Class X Member” has the meaning set forth in Section 2.9.

“Class X Units” means the Class X Common Units of the Company.

“Class Y Member” has the meaning set forth in Section 2.9.

“Class Y Units” means the Class Y Common Units of the Company.

“Class Z Member” has the meaning set forth in Section 2.9.

“Class Z Units” means the Class Z Common Units of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.  Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Company” means DynaVox Systems Holdings LLC

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(d).

“Control” when used with reference to any Person means the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Current Capital Contribution” has the meaning set forth in Section 4.1.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

“Distributable Assets” means, with respect to any fiscal period, all cash receipts and (if distribution thereof is determined to be necessary by a majority of the Management Committee) other assets of the Company from any and all sources, reduced by operating cash expenses, payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in the good faith judgment of the Management Committee, in connection therewith.

“Distribution Event” means any time a Member is entitled to receive a distribution pursuant to Section 4.4.

“Financing Default” means an event which would constitute (or with notice or lapse of time or both would constitute) an event of default under any of the following as they may be amended from time to time: (i) any agreement under which an amount of indebtedness of the Company or any of its subsidiaries in excess of $1,000,000 is outstanding as of the time of the aforementioned event, and any extensions, renewals, refinancings or refundings thereof in whole or in part; (ii) any provisions of the operating agreement of the Company or the Company’s or any of its subsidiaries’ organizational documents designating the terms of the Company’s units or capital stock or setting forth restrictive financial covenants; (iii) any amendment of, supplement to or other modification of any of the instruments referred to in clauses (i) through (ii) above; and (iv) any of the securities issued pursuant to or whose terms are governed by the terms of any of the agreements set forth in clauses (i) through (iii) above, and any extensions, renewals, refinancings or refundings thereof in whole or in part.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the contributing Member and the Company.

(b)                                The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by mutual consent of the Members, as of the following times:

(i)                                     the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing

Member in exchange for more than a de minimis Capital Contribution, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)                                  the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)                               the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(iv)                              such other times as the Management Committee shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Management Committee (provided that, in the case of such assets which are securities, the fair market value thereof shall be reduced (a) if and to the extent that a block sale of all of such securities is reasonably likely, in the good faith judgment of a registered broker-dealer affiliated with a reputable, nationally recognized brokerage house, to depress the trading price of such securities, (b) if and to the extent appropriate, in the good faith judgment of the Management Committee, due to illiquidity of such securities and (c) for any sales or other commissions reasonably likely to be incurred or applied in a sale of such securities).

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Members determine that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)                                  If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraph (a), (b), or (d) of this definition of Gross Asset Value, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Initial Capital Contribution” has the meaning set forth in Section 4.1.

“Institutional Members” has the meaning set forth in the preamble above.

“IPO” shall mean the first underwritten public offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

“IRR” shall mean the cumulative internal rate of return of the relevant Members (calculated as provided below), as of any date, where the internal rate of return for such Members shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash and Gross Asset Value of any assets distributed to such Members pursuant to Section 4.4 of this Agreement from time to time on a cumulative basis through such date (provided that in no circumstances shall any fees paid to such Members or expenses reimbursed to such Members from time to time under this Agreement or otherwise be included in this clause (i)), minus (ii) the aggregate amount of the Capital Contributions made by such Members from time to time on a cumulative basis through such date.  In determining the IRR, the following shall apply:  (a) Capital Contributions shall be deemed to have been made on the last day of the month in which they are made (except for the initial Capital Contribution of the Additional Member admitted hereby, which shall be deemed to have been made on the date hereof); (b) distributions shall be deemed to have been made on the last day of the month in which they are made; (c) all distributions made pursuant to Section 4.4(i) shall not be taken into account in computing the IRR under this definition; and (d) the rates of return shall be per annum rates and all amounts shall be calculated on a annually compounded basis, and on the basis of a 365-day year.

“Management Committee” means the Management Committee established pursuant to Section 3.2.

“Member” means the Vestar Member, the Park Avenue Member, the Institutional Members and each other Person who is hereby or hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as that term is defined in the Act) of the Company. Notwithstanding any provision of this Agreement to the contrary, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

“Member Minimum Gain” means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704-2(i).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deduction” has the meaning set forth in Regulations Section 1.704-2(i)(2).

“Membership Interest” means, with respect to each Member, such Member’s aggregate ownership interest in the Company, which shall consist of an interest in the Company’s Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and/or Class Z Units.

“Net Income” or “Net Loss” means for each year of the Company, an amount equal to the Company’s taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)                                  Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b)                                 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c)                                  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

(f)                                    To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)                                 Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 4.3(c) hereof shall not be taken into account in computing Net Income or Net Loss.  The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(c) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(c).

“Officer” means each Person designated as an officer of the Company pursuant to Section 3.7, subject to such Section 3.7 and any resolution of the Management Committee appointing such Person as an officer or relating to such appointment.

“Original Agreement” has the meaning set forth in the preamble above.

“Park Avenue Member” has the meaning set forth in the preamble above.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Proceeding” has the meaning set forth in Section 3.11.

“Regulations” or “Treasury Regulations” means the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.3(c) of this Agreement.

“Representative” has the meaning set forth in Section 3.2(a) of this Agreement.

“Sale of the Company” shall mean a “Sale of the Company” (as defined in the Securityholders Agreement) or a dissolution of the Company in accordance with this Agreement (other than transactions effected for the purpose of changing, directly or indirectly, the form of organization or the organizational structure of the Company and/or any of its subsidiaries).

“Securities” means any debt or equity securities of any issuer, including without limitation common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Securityholders Agreement” means the Securityholders Agreement dated as of the date hereof among the Company and each Member, as it may be amended or supplemented from time to time.

“Substitute Member” means any Assignee that has been admitted to the Company as a Member pursuant to Section 5.6 by virtue of such Assignee’s receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.

“Tax Matters Member” has the meaning set forth in Section 6.4(b).

“Units” means, as the case may be, the Company’s Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and/or Class Z Units.

“Vestar Member” has the meaning set forth in the preamble above.

SECTION 1.2.   Terms Generally.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The term “person” includes individuals, partnerships, joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All the terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect.  All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified.  The words “hereof” and “herein” and similar terms shall relate to this Agreement.

ARTICLE II

GENERAL PROVISIONS

SECTION 2.1.   Formation.  The Company has been organized as a Delaware limited liability company by the execution and filing of a Certificate of Formation (the “Certificate”) by the Vestar Member, as an initial Member, under and pursuant to the Act.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2.   Name.  The name of the Company is “DynaVox Systems Holdings LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Management Committee may select from time to time.

SECTION 2.3.   Term.  The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until December 31, 2030 or dissolution prior thereto as determined under Section 5.2.

SECTION 2.4.   Purpose; Powers.  (a)  The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b)                                 In furtherance of its purposes stated in Section 2.4(a), the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including, without limitation, the following:

(i)                                     to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii)                                  to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii)                               to enter into, perform and carry out contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

(iv)                              to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(v)                                 to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

(vi)                              to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(vii)                           to appoint employees and agents of the Company and define their duties and fix their compensation;

(viii)                        to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(ix)                                to cease its activities and cancel its Certificate;

(x)                                   to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(xi)                                to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(xii)                             to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii)                          to make, execute, acknowledge and file any and all documents or instruments, or to take such other action, necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(c)                                  Management Committee.  Subject to the provisions of this Agreement, (i) the Company may, with the approval of the Management Committee, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member and (ii) the Management Committee may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

(d)                                 Merger.  Subject to the provisions of this Agreement, the Company may, with approval of the Management Committee and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation.

SECTION 2.5.   Foreign Qualification.  Prior to the Company’s conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Management Committee or any officer, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

SECTION 2.6.   Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Management Committee may designate from time to time.

SECTION 2.7.   No State-Law Membership.  The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Representative or Officer shall be a partner or joint venturer of any other Member, Representative or Officer, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

SECTION 2.8.   Amendment and Restatement.  This Agreement amends, restates and supersedes in its entirety the Amended Agreement.

SECTION 2.9.   Class A, Class B, Class C, Class D, Class E, Class W, Class X, Class Y and Class Z Members.  Each Member of the Company shall be a “Class A Member”, “Class B Member”, “Class C Member”, “Class D Member”, “Class E Member”, “Class W Member”, “Class X Member”, “Class Y Member” and/or “Class Z Member”.  Each category of Member shall have the rights set forth herein.  Any holder of a Class A Unit shall be a Class A Member.  Any holder of a Class B Unit shall be a Class B Member.  Any holder of a Class C Unit shall be a Class C Member.  Any holder of a Class D Unit shall be a Class D Member.  Any holder of a Class E Unit shall be a Class E Member.  Any holder of a Class W Unit shall be a Class W Member.  Any holder of a Class X Unit shall be a Class X Member.  Any holder of a Class Y Unit shall be a Class Y Member.  Any holder of a Class Z Unit shall be a Class Z Member.  The number of Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and/or Class Z Units initially held by each Member is set forth in the books and records of the Company.

SECTION 2.10.   IPO. Upon the consummation of the IPO, the Company shall make adequate and equitable provisions such that the Applicable Percentage of each Unit holder’s Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and Class Z Units shall become converted into fully paid and non-assessable shares of common stock of the Company.  If the IPO occurs prior to the end of the Company’s fiscal year 2009, the Company shall make adequate and equitable provisions such that a percentage of each Unit holder’s Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and Class Z Units equal to 100% minus the

Applicable Percentage shall become converted into restricted shares of common stock with vesting and other terms consistent with the definition of “Applicable Percentage” in such holder’s Management Unit Subscription Agreement with the Company.  All calculations and other actions necessary to effect the conversion of the Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and Class Z Units contemplated in this Section 2.10 shall be made by the Management Committee in its good faith discretion.

SECTION 2.11.   Certificates. All membership interests in the Company, if certificated, shall be certificated in the form attached hereto as Exhibit A or in such other form as the Management Committee may elect. The Company hereby irrevocably elects that all membership interests in the Company shall be securities governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York. Each certificate evidencing membership interests in the Company shall bear the following legend:

“THIS CERTIFICATE EVIDENCES AN INTEREST IN DYNAVOX SYSTEMS HOLDINGS LLC AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.”

This provision shall not be amended, and no such purported amendment to this provision, shall be effective until all outstanding certificates have been surrendered for cancellation.

ARTICLE III

MANAGEMENT

SECTION 3.1.   The Management Committee; Delegation of Authority and Duties.

(a)                                  Members and Management Committee.  The Members, acting through the Management Committee, shall manage and control the business and affairs of the Company, and shall possess all rights and powers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Management Committee of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Management Committee, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with a vote of the Management Committee on such act or matter. No Member, in his or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Members, acting through the Management Committee, shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that no Member shall, in his or its capacity as a Member, be bound to devote all of such Member’s business time to the affairs of the Company, and that each Member and such Member’s Affiliates do and will continue to engage for such Member’s own account and for the account of others in other business ventures.

(b)                                 Delegation by Management Committee.  The Management Committee shall have the power and authority to delegate to one or more other Persons the Management Committee’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member, a Representative or the Company (including Officers), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Management Committee may authorize any Person (including, without limitation, any Member, Officer or Representative) to enter into and perform under any document on behalf of the Company.

(c)                                  Committees.  The Management Committee may, from time to time, designate one or more committees, each of which shall be comprised of at least two Representatives. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Management Committee, shall have and may exercise any or all of the authority of the Management Committee.  At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

SECTION 3.2.   Establishment of Management Committee.

(a)                                  Representatives.  There shall be established a Management Committee composed of at least three and not more than fifteen Persons (“Representatives”) who shall be elected by a plurality vote of the Class A Members, Class B Members, Class C Members, Class D Members, Class E Members, Class W Members, Class X Members, Class Y Members and Class Z Members, voting together as a class, and each such Member having one vote for each Class A Unit, Class B Unit, Class C Unit, Class D Unit, Class E Unit, Class W Unit, Class X Unit, Class Y Unit and Class Z Unit held by such Member.  Any Representative may be removed from the Management Committee at any time by the holders of a majority of the total voting power of the outstanding Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and Class Z Units.  Each Representative shall remain in office until his or her death, resignation or removal.  In the event of death, resignation or removal of a Representative, the party or parties, as applicable, which appointed such Representative shall fill the vacancy created.

(b)                                 Absence.  A Representative may, in isolated instances arising from exigent circumstances, designate a Person to act as his or her substitute and in his place at any meeting of the Management Committee. Such Person shall have all power of the absent Representative, and references herein to a “Representative” at a meeting shall be deemed to include his substitute. Notwithstanding anything in this Agreement to the contrary, Representatives shall not be deemed to be “members” or “managers” (as such terms are defined in the Act) of the Company.

(c)                                  No Individual Authority.  No Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are authorized by the Management Committee.

SECTION 3.3.   Management Committee Meetings.

(a)                                  Quorum.  A majority of the total number of Representatives shall constitute a quorum for the transaction of business of the Management Committee and, except as otherwise provided in this Agreement, the act of a majority of the Representatives present at a meeting of the Management Committee at which a quorum is present shall be the act of the Management Committee. A Representative who is present at a meeting of the Management Committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

(b)                                 Place, Waiver of Notice.  Meetings of the Management Committee may be held at such place or places as shall be determined from time to time by resolution of the Management Committee. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by resolution of the Management Committee. Attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c)                                  Regular Meetings.  Regular meetings of the Management Committee shall be held at such times and places as shall be designated from time to time by resolution of the Management Committee. Notice of such meetings shall not be required.

(d)                                 Special Meetings.  Special meetings of the Management Committee may be called on at least 24 hours notice to each Representative by any two Representatives.  Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

(e)                                  Notice.  Notice of any special meeting of the Management Committee or other committee may be given personally, by mail, facsimile, courier or other means and, if other than personally, shall be deemed given when written notice is delivered to the office of the Representative at the address of the Representative in the books and records of the Company.

SECTION 3.4.   Chairman.  The Management Committee shall designate a Representative to serve as chairman. The chairman shall, unless a majority of Representatives present determine otherwise, preside at all meetings of the Management Committee. If the chairman is absent at any meeting of the Management Committee, a majority of the Representatives present shall designate another Representative to serve as interim chairman for that meeting. The chairman shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing.

SECTION 3.5.   Approval or Ratification of Acts or Contracts.  Any act or contract that shall be approved or be ratified by the Management Committee shall be as valid and as binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company.

SECTION 3.6.   Action by Written Consent or Telephone Conference.  Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Representatives or representatives of such other committee, as the case may be.  Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Representatives, or representatives of any other committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 3.7.   Officers.

(a)                                  Designation and Appointment.  The Management Committee may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Management Committee), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including “chief executive officer,” “chairman,” “president,” “vice president,” “treasurer,” “secretary,” “general manager,” “director” and “chief financial officer,” as and to the extent authorized by the Management Committee. Any number of offices may be held by the same Person. In its discretion, the Management Committee may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. The Management Committee may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Management Committee.

(b)                                 Resignation/Removal.  Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Management Committee. Designation of an Officer shall not of itself create any contractual or employment rights.

(c)                                  Duties of Officers Generally.  The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

(d)                                 Chief Executive Officer.  Subject to the powers of the Management Committee, the chief executive officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its chief policy making officer.

(e)                                  President.  The president shall, subject to the powers of the Management Committee and chief executive officer, have general and active management of the business of the corporation; and shall see that all orders and resolutions of the Management Committee are carried into effect. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Management Committee.

(f)                                    Chief Financial Officer.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Management Committee.

(g)                                 Vice President(s).  The vice president(s) shall perform such duties and have such other powers as the chief executive officer or the Management Committee may from time to time prescribe.

(h)                                 Secretary.  (i)                          The secretary shall attend all meetings of the Management Committee, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Management Committee when required.

(ii)                                  The secretary shall keep all documents described in Article 6 and such other documents as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer or the Management Committee. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(iii)                               If the Management Committee chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the chief executive officer or the Management Committee may from time to time prescribe.

SECTION 3.8.   Management Matters.  (a)  All property owned by the Company shall be registered in the Company’s name, in the name of a nominee or in “street name” as the Management Committee may from time to time determine.  Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purported to be signed by the Management Committee without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company.  At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

(b)                                 The Management Committee may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations.  The Management Committee may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

(c)                                  The Management Committee shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

SECTION 3.9.   Subsidiaries.  The Company shall vote all of the voting securities it holds in all subsidiaries of the Company as directed by the Management Committee.

SECTION 3.10.   Liability to Members.  (a)  Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the

Company. Each Member shall be liable only to make such Member’s Capital Contribution to the Company and the other payments provided expressly herein.

(b)                                 In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Representative or other Member.

SECTION 3.11.   Indemnification.  Subject to the limitations and conditions as provided in this Section 3.11, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a Person of which he is the legal representative, is or was a Member, Officer or Representative shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, and indemnification under this Section 3.11 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 3.11 shall be deemed contract rights, and no amendment, modification or repeal of this Section 3.11 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 3.11 could involve indemnification for negligence or under theories of strict liability.

SECTION 3.12.   Investment Representations of Members.  Each Member hereby represents and warrants to and acknowledges with the Company that: (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (v) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound and (vi) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

ARTICLE IV

CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

SECTION 4.1.   Capital Contributions.  The Vestar Member, Park Avenue Member, the Institutional Members and each other Member listed in the books and records of the Company have made capital contributions to the Company consisting of cash in the amounts set forth in the books and records of the Company (with respect to each such Member, the “Current Capital Contribution”).

SECTION 4.2.   Capital Accounts.  (a)  There shall be established for each Member in the books and records of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

(b)                                 A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Account of such Member.

SECTION 4.3.   Allocations of Net Income and Net Loss.

(a)                                  Timing and Amount of Allocations of Net Income and Net Loss.  Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow.  Subject to the other provisions of this Section 4.3, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

(b)                                 General Allocations.

(i)                                                             Net Income and Net Loss.  After giving effect to the special allocations provided in Sections 4.3(c) and 4.3(d), all Net Income and Net Loss of the Company for a fiscal year shall be allocated to the Members as follows:

(A)                              first, Net Income will be allocated to the Members having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, after adding back each Member’s share of Company Minimum

Gain and Member Minimum Gain as provided in Regulations Sections 1.704-2(g) and 1.704-2(i)(5)), to the extent of, and in proportion to, those deficits unless satisfied by allocations under Section 4.3(c) hereof; and

(B)                                second, Net Income and Loss will be allocated so as to cause the credit balance in each Member’s Capital Account (computed in the same manner as provided parenthetically in Section 4.3(b)(i)(A) hereof) to equal, as nearly as possible, the amount such Member would receive in a distribution, if the distribution were made in accordance with the provisions of Section 4.4 hereof assuming the Company sold retained assets, if any, for the book value of such assets as used in determining the then applicable Capital Accounts under Code Section 704(b);

provided that Net Losses will not be allocated to any Member to the extent it would create or increase a deficit balance in excess of such Member’s obligation to restore its Capital Account balance computed in accordance with the rules of Regulations Section 1.704-1(b)(2)(ii)(d) and including such Member’s share of Company Minimum Gain and Member Minimum Gain as provided in Regulations Sections 1.704-2(g) and 1.704-2(i)(5).  Any Net Losses that cannot be allocated to a Member because of the limitation set forth in the proviso to the previous sentence will be allocated first to the other Members to the extent such other Members would not be subject to such limitation and second any remaining amount to the Members in the manner required by the Code and Regulations.

(c)                                  Additional Allocation Provisions.  Notwithstanding the foregoing provisions of this Section 4.3:

(i)                                                             Regulatory Allocations.

(A)      If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulations Section 1.704-2(f) or 1.704-2(i)(4), as applicable.  It is intended that this Section 4.3(c)(i)(A) qualify and be construed as a “minimum gain chargeback” and a “chargeback of partner nonrecourse debt minimum gain” within the meaning of such Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(A).

(B)        Any Nonrecourse Deductions for any fiscal year shall be specially allocated to the Members in accordance with the number and type of their Units.  Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Member(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(C)        If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii) (d), to the Member in an amount and manner sufficient to eliminate, to the extent by such Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible.  It is intended that this Section 4.3(c)(i)(C) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(C).

(D)       To the extent any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Member, such allocation of Net Loss shall be reallocated among the other Members in accordance with the number and type of their respective Units, subject to the limitations of this Section 4.3(c)(i)(D).

(E)         The allocations set forth in Sections 4.3(c)(i)(A), (B), (C) and (D) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 4.3(b), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(ii)                                                          For any fiscal year during which a Member’s interest in the Company is assigned by such Member (or by an assignee or successor in interest to a Member), the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Member’s interest shall be apportioned between the assignor and the assignee of such Member’s interest using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Management Committee.

(iii)                                                       In the event that any amount claimed by the Company to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Member in its capacity as a member of the Company and not a payment to a Member not acting in its capacity as a partner under Code Section 707(a), then the Member who is deemed to have received such distribution shall first be allocated an amount of Company gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iii).

(iv)                                                      In the event that any amount claimed by the Company to constitute a distribution made to a Member in its capacity as a member of the Company is treated for federal income tax purposes as a deductible expense of the

Member for a payment to a Member not acting in its capacity as a member of the Company, then the Member who is deemed to have received such payment shall first be allocated the Company expense item attributable to such payment, its Capital Account shall be reduced to reflect the allocation, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iv).

(d)                                 Required Tax Allocations.  All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Member in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Member pursuant to Section 4.3(a), (b) and (c) to which such tax items relate.  Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss and deduction with respect to property contributed to the Company by a Member shall be shared among the Members for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the basis of the property to the Company and its initial Gross Asset Value.  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c), or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Treasury Regulation Section 1.704-1(b)(2)(iv)(g).  Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other tax items or distributions pursuant to any provision of this Agreement

(e)                                  Excess Nonrecourse Liabilities.  Solely for purposes of determining a Member’s share of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Members’ interests in Company profits are in proportion to the number and type of their Units.

(f)                                    Members’ Tax Reporting.  The Members acknowledge and are aware of the income tax consequences of the allocations made by Section 4.3 and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss and deductions for federal, state and local income tax purposes.

(g)                                 Withholding.  Each Member hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates as a result of such Member’s participation in the Company; if and to the extent that the Company shall be required to withhold any such taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding is required to be paid, which payment shall be deemed to be a distribution to such Member to the extent that the Member is entitled to receive a distribution.  To the extent that the aggregate of such payments to a Member for any period exceeds the distributions to which such Member is entitled for such period, the amount of such excess shall be considered a demand loan from the Company to such

Member, with interest at an interest rate of 6.5% compounded annually, which interest shall be treated as an item of Company income until discharged by such Member by repayment, which may be made in the sole discretion of the Management Committee out of distributions to which such Member would otherwise be subsequently entitled.  The withholdings referred to in this Section 4.3 shall be made at the maximum applicable statutory rate under applicable tax law unless the Management Committee receives documentation, satisfactory to the Management Committee, to the effect that a lower rate is applicable, or that no withholding is applicable.

SECTION 4.4.   Distributions.  (a)  Each Member’s allocable portion of Distributable Assets during a fiscal year of the Company will be distributed (or set aside for the benefit of the applicable Member, in the discretion of the Management Committee) as soon as reasonably practicable after such Distributable Assets become available to the Company, subject to Sections 4.4(c), (d), (e), (f), (g) and (i), as follows:

(i)                                     First, 100% of the Distributable Assets shall be distributed to the Class A Members, pro rata in accordance with the number of each such Member’s Class A Units, until the Class A Members have received cumulative distributions pursuant to this Section 4.4(a)(i) equal to such Members’ aggregate Capital Contributions in respect of their Class A Units;

(ii)                                  Second, 100% of the Distributable Assets shall be distributed on a pari passu basis as follows:

(A)                              pro rata in accordance with the number of each such Member’s Class B Units, until the Class B Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class B Units;

(B)                                pro rata in accordance with the number of each such Member’s Class C Units, until the Class C Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class C Units;

(C)                                pro rata in accordance with the number of each such Member’s Class D Units, until the Class D Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class D Units;

(D)                               pro rata in accordance with the number of each such Member’s Class E Units, until the Class E Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class E Units;

(E)                                 pro rata in accordance with the number of each such Member’s Class W Units, until the Class W Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class W Units;

(F)                                 pro rata in accordance with the number of each such Member’s Class X Units, until the Class X Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class X Units;

(G)                                pro rata in accordance with the number of each such Member’s Class Y Units, until the Class Y Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class Y Units;

(H)                               pro rata in accordance with the number of each such Member’s Class Z Units, until the Class Z Members have received cumulative distributions pursuant to this Section 4.4(a)(ii) equal to such Members’ aggregate Capital Contributions in respect of their Class Z Units;

(iii)                               Third, 100% of the Distributable Assets shall be distributed on a pari passu basis as follows:

(A)                              a percentage equal to 80.52% minus the Class E Units Allocation Percentage shall be distributed to the Class A Members, pro rata in accordance with the number of each Member’s Class A Units;

(B)                                there shall be distributed to and/or set aside for each Class B Member an amount equal to the product of (1) 1.89% and (2) a fraction, the numerator of which is the number of Class B Units held by such Class B Member at the date of such distribution and the denominator of which is sum of the total number of Class B Units issued on the date hereof and the total number of Class B Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class B Member (if greater, the aggregate amount to be distributed shall be the amount of taxes attributable in respect of the amount allocable to the Class B Member under this Section 4.4(a)(iii)(B) determined in accordance with Section 4.4(i), and the remainder of such amount shall be set aside for the Class B Member to be distributed in accordance with Section 4.4(c)(i));

(C)                                there shall be distributed to each Class C Member an amount equal to the product of (1) 2.35%, (2) a fraction, the numerator of which is the number of Class C Units held by such Class C Member at the date of such distribution and the denominator of which is the sum of the total number of Class C Units issued on the date hereof and the total number of Class C Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class C Member;

(D)                               there shall be distributed to each Class D Member an amount equal to the product of (1) 4.23%, (2) a fraction, the numerator of which is the number of Class D Units held by such Class D Member at the date of such distribution and the denominator of which is the sum of the total number of Class

D Units issued on the date hereof and the total number of Class D Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class D Member;

(E)                                 there shall be distributed to and/or set aside for each Class E Member an amount equal to the product of (1) a percentage determined by the Management Committee in its sole discretion (the “Class E Units Allocation Percentage”) and (2) a fraction, the numerator of which is the number of Class E Units held by such Class E Member at the date of such distribution and the denominator of which is sum of the total number of Class E Units issued on the date hereof and the total number of Class E Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class E Member (if greater, the aggregate amount to be distributed shall be the amount of taxes attributable in respect of the amount allocable to the Class E Member under this Section 4.4(a)(iii)(E) determined in accordance with Section 4.4(i), and the remainder of such amount shall be set aside for the Class E Member to be distributed in accordance with Section 4.4(c)(ii));

(F)                                 there shall be distributed to and/or set aside for each Class W Member an amount equal to the product of (1) 2.50% and (2) a fraction, the numerator of which is the number of Class W Units held by such Class W Member at the date of such distribution and the denominator of which is sum of the total number of Class W Units issued on the date hereof and the total number of Class W Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class W Member (if greater, the aggregate amount to be distributed shall be the amount of taxes attributable in respect of the amount allocable to the Class W Member under this Section 4.4(a)(iii)(F) determined in accordance with Section 4.4(i), and the remainder of such amount shall be set aside for the Class W Member to be distributed in accordance with Section 4.4(c)(iii));

(G)                                there shall be distributed to each Class X Member an amount equal to the product of (1) 2.50%, (2) a fraction, the numerator of which is the number of Class X Units held by such Class X Member at the date of such distribution and the denominator of which is the sum of the total number of Class X Units issued on the date hereof and the total number of Class X Units reserved for issuance of the date hereof, and (3) the Applicable Percentage with respect to such Class X Member;

(H)                               there shall be distributed to each Class Y Member an amount equal to the product of (1) 3.00%, (2) a fraction, the numerator of which is the number of Class Y Units held by such Class Y Member at the date of such distribution and the denominator of which is the sum of the total number of Class Y Units issued on the date hereof and the total number of Class Y Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class Y Member; and

(I)                                    there shall be distributed to each Class Z Member an amount equal to the product of (1) 3.00%, (2) a fraction, the numerator of which is the number of Class Z Units held by such Class Z Member at the date of such distribution and the denominator of which is the sum of the total number of Class Z Units issued on the date hereof and the total number of Class Z Units reserved for issuance on the date hereof, and (3) the Applicable Percentage with respect to such Class Z Member;

(iv)                                                      Thereafter, 100% of the Distributable Assets shall be distributed to and/or set aside for the Class A Members (the aggregate amount to be distributed shall be the amount of taxes attributable in respect of such amount determined in accordance with Section 4.4(i), and the remainder of such amount shall be set aside to be distributed in accordance with Sections 4.4(d), (e) and (f)), pro rata in accordance with the number of each such Member’s Class A Units;

provided that, if the Distributable Assets being distributed consist of more than one kind of asset, all Distributable Assets consisting of cash must be distributed before any other kind of asset is distributed.

(b)                                 [Intentionally Omitted]

(c)                                  (i)                                     If there occurs an increase in the Applicable Percentage with respect to Class B Units from time to time, the amount set aside under Section 4.4(a)(iii)(B), if any, shall be distributed to the Class B Members to the extent necessary to make the amount previously distributed under Section 4.4(a)(iii)(B) (plus any amount previously distributed under this Section 4.4(c)(i)) equal the amount which would have been distributable under Section 4.4(a)(iii)(B) if such increased Applicable Percentage had been in effect; provided that if a Sale of the Company occurs, after satisfaction of all amounts due in respect of the Class B Units under this Section 4.4(c)(i) (including such amounts due as a result of such Sale of the Company), the amount set aside under Section 4.4(a)( iii)(B), if any, shall be distributed in respect of the Class A Units.

(ii)                                  If there occurs an increase in the Applicable Percentage with respect to Class E Units from time to time, the amount set aside under Section 4.4(a)(iii)(E), if any, shall be distributed to the Class E Members to the extent necessary to make the amount previously distributed under Section 4.4(a)(iii)(E) (plus any amount previously distributed under this Section 4.4(c)(ii)) equal the amount which would have been distributable under Section 4.4(a)(iii)(E) if such increased Applicable Percentage had been in effect; provided that if a Sale of the Company occurs, after satisfaction of all amounts due in respect of the Class E Units under this Section 4.4(c)(ii) (including such amounts due as a result of such Sale of the Company), the amount set aside under Section 4.4(a)(iii)(E), if any, shall be distributed in respect of the Class A Units.

(iii)                               If there occurs an increase in the Applicable Percentage with respect to Class W Units from time to time, the amount set aside under Section 4.4(a)(iii)(F), if any, shall be distributed to the Class W Members to the extent necessary to make the amount previously distributed under Section 4.4(a)(iii)(F) (plus any amount previously distributed under this Section 4.4(c)(iii)) equal the amount which would have been distributable under Section 4.4(a)(iii)(F) if such increased Applicable Percentage had been in effect; provided that if a Sale of the Company occurs, after satisfaction of all amounts due in respect of the Class W Units under this Section 4.4(c)(iii) (including such amounts due as a result of such Sale of the Company), the amount set aside under Section 4.4(a)(iii)(F), if any, shall be distributed in respect of the Class A Units.

(d)                                 If there occurs an increase in the Applicable Percentage with respect to Class C Units from time to time due to the achievement of additional target objectives set forth in the applicable Management Unit Subscription Agreement, notwithstanding Section 4.4(a), to the extent (and only to the extent) necessary to make the amount previously distributed under Section 4.4(a)(iii)(C) (plus any amount previously distributed under this Section 4.4(d)) equal the amount which would have been distributable if such increased Applicable Percentage had been in effect (on a pro rata, pari passu basis with the distributions under Section 4.4(e)), (i) amounts shall be distributed from the amount set aside under Section 4.4(a)(iv), if any, to the Class C Members in respect of the Class C Units and (ii) thereafter, the amounts otherwise distributable in respect of the Class A Units under Section 4.4(a)(iii)(A) shall be distributed to the Class C Members in respect of the Class C Units.

(e)                                  If there occurs an increase in the Applicable Percentage with respect to Class D Units from time to time due to the achievement of additional target objectives set forth in the applicable Management Unit Subscription Agreement, notwithstanding Section 4.4(a), to the extent (and only to the extent) necessary to make the amount previously distributed under Section 4.4(a)(iii)(D) (plus any amount previously distributed under this Section 4.4(e)) equal the amount which would have been distributable if such increased Applicable Percentage had been in effect (on a pro rata, pari passu basis with the distributions under Section 4.4(d)), (i) amounts shall be distributed from the amount set aside under Section 4.4(a)(iv), if any, to the Class D Members in respect of the Class D Units and (ii) thereafter, the amounts otherwise distributable in respect of the Class A Units under Section 4.4(a)(iii)(A) shall be distributed to the Class D Members in respect of the Class D Units.

(f)                                    If a Sale of the Company occurs, after satisfaction of all amounts due in respect of the Class C Units, the Class D Units, the Class X Units, the Class Y Units and the Class Z Units under Sections 4.4(d) and (e) (including such amounts due as a result of such Sale of the Company), the amount set aside under Section 4.4(a)(iv) shall be distributed in respect of the Class A Units.  If a Sale of the Company occurs, and if all amounts due in respect of the Class C Units, the Class D Units, the Class X Units, the Class Y Units and the Class Z Units under Sections 4.4(d) and (e) have not yet been satisfied (after giving effect to the immediately preceding sentence), the Class A Members shall contribute to the Company such unsatisfied amounts, on a pro rata basis in accordance with the number of Class A Units (provided that such contribution shall be effected by means of a set-off in the case of any Class A Member who is also owed amounts under this sentence in respect of its Class C Units, Class D Units, Class X Units, Class Y Units or Class Z Units).

(g)                                 (i)                                     To the extent an amount is distributed to a Class B Member or a Class W Member in respect of taxes pursuant to Section 4.4(a)(iii)(B) or Section 4.4(a)(iii)(F), respectively, and determined in accordance with Section 4.4(i), such distribution shall be treated as a loan to such Class B Member or Class W Member.  The Company may offset any amounts outstanding under any such loan against any amount subsequently distributable to such Class B Member or Class W Member under Section 4.4(a)(iii), taking into account any distribution made to such Class B Member or Class W Member under Section 4.4(c).  The interest rate for such loan shall be 6.5%, and the maturity of such loan shall be the Sale of the Company.

(ii)                                  To the extent an amount is distributed to a Class E Member in respect of taxes pursuant to Section 4.4(a)(iii)(E) and determined in accordance with Section 4.4(i), such distribution shall be treated as a loan to such Class E Member.  The Company may offset any amounts outstanding under any such loan against any amount subsequently distributable to such Class E Member under Section 4.4(a)(iii), taking into account any distribution made to such Class E Member under Section 4.4(c).  The interest rate for such loan shall be 6.5%, and the maturity of such loan shall be the Sale of the Company.

(h)                                 For purposes of determining the amount of distributions under this Section 4.4, any holder of a Membership Interest (or any portion thereof), whether or not such Person is a Substitute Member, shall be treated as having received amounts received by its predecessors or Successors in Interest.

(i)                                     There shall be made no later than 90 days after the close of each fiscal year (or at such time as the Management Committee determines to allow the Members to pay estimated taxes) a tax distribution to the Members (to the extent that there are Distributable Assets in the form of cash) in an amount equal to (A)(i) the federal (net of any state tax benefit) and state and local income tax liability that would be payable in respect of the cumulative taxable income, including guaranteed payments and other income attributable to the Member’s investment as reported on the Member’s Schedule K-1 allocated from the Company to the Member over (ii) the federal taxable loss carryforward deduction (assuming that such carryforward was not applied against any non-Company income of such Member) that would be available to a Member from its investment in the Company reduced by (B) all prior distributions pursuant to this Section 4.4. For purposes of the tax liability calculation under this Section 4.4(i), there shall be used for all Members an assumed tax rate equal to the highest individual federal, New York State and New York City tax rate.  A tax distribution to a Member shall be charged against current or future distributions to which such Member would otherwise have been entitled under this Section 4.4 or Section 5.2.

SECTION 4.5.   Allocations Upon a Sale of the Company.  In the event of a Sale of the Company, any Class B Units, Class C Units, Class D Units, Class W Units, Class X Units, Class Y Units and Class Z Units which are reserved for issuance on the date hereof and remaining unissued or which are held in treasury by the Company as the result of the repurchase of such Units shall be issued (or re-issued) to the Class B Members, Class C Members, Class D Members, Class W Members, Class X Members, Class Y Members and Class Z Members, as the case may be, in the Management Committee’s sole discretion, such that immediately prior to the closing of the Sale of the Company all such Units are outstanding and held the Class B Members, Class C Members, Class D Members, Class W Members, Class X Members, Class Y Members and Class Z Members, as the case may be.  The purchase price for each such Unit shall be an amount equal to the greater of the purchase price of such Units on the date hereof and purchase price paid for such Units by the Company if such Units were previously issued and repurchased by the Company; provided that the Management Committee may, in its sole discretion, permit the Class B Members, Class C Members, Class D Members, Class W Members, Class X Members, Class Y Members and Class Z Members, as the case may be, to fund such purchase price with a promissory note to be repaid in full upon the Sale of the Company.

SECTION 4.6.   Security Interest and Right of Set-Off.  As security for any withholding tax or other liability or obligation to which the Company may be subject as a result of any act or status of any Member, or to which the Company may become subject with respect to the interest of any Member, the Company shall have (and each Member hereby grants to the Company) a security interest in all Distributable Assets distributable to such Member to the extent of the amount of such withholding tax or other liability or obligation.  The Company shall have a right of set-off against such distributions of Distributable Assets in the amount of such withholding tax or other liability or obligation.  The Company may withhold distributions or portions thereof if it is required to do so by the Code or any other provision of federal, state or local tax or other law.  Any amount withheld pursuant to the Code or any other provision of federal, state or local tax or other law with respect to any distribution to a Member shall be treated as an amount distributed to such Member for all purposes under this Agreement.

ARTICLE V

WITHDRAWAL; DISSOLUTION;

TRANSFER OF MEMBERSHIP INTERESTS;

ADMISSION OF NEW MEMBERS

SECTION 5.1.   Member Withdrawal.  Except as contemplated by Section 5.6, withdrawal by a Member shall constitute a breach of this Agreement.  Notwithstanding anything to the contrary contained in the Act, in no event shall the Member be deemed to have withdrawn from the Company or cease to be a Member upon the occurrence of any of the events specified in this Agreement, or any events similar thereto, unless the Member, after the occurrence of any such event, indicates in a written instrument that the Member has so withdrawn.  Withdrawal of a Member pursuant to this Agreement, subject to the previous sentence, shall not dissolve the Company if at the time of such event of withdrawal there are one or more remaining Members, each of which hereby agrees to continue the business of the Company.  If upon an event of withdrawal with respect to a Member there shall be no remaining Members, the Company nonetheless shall not be dissolved and shall not be required to be wound up if, within 90 days after the occurrence of such event of withdrawal, the Management Committee (other than any withdrawn Members) agrees in writing to continue the business of the Company and to the appointment, effective as of the date of such withdrawal, of one or more Members.

SECTION 5.2.   Dissolution.  (a)  The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i)                                     the expiration of its term pursuant to Section 2.3;

(ii)                                  the unanimous vote of the Management Committee;

(iii)                               the written consent of Members holding a majority of the outstanding Class A Units; and

(iv)                              the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as provided in this Agreement, the death, retirement, resignation, expulsion, Incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

(b)                                 When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Management Committee or, in the event of the unavailability of the Management Committee, such Member or other liquidating trustee as shall be named by the Management Committee.

(c)                                  Within 120 calendar days after the effective date of dissolution of the Company, whether by expiration of its full term or otherwise, the assets of the Company shall be distributed in the following manner and order:

(i)                                     All debts and obligations of the Company, if any, shall be paid, discharged or provided for by adequate reserves;

(ii)                                  The balance, to the Members in accordance with Section 4.4.

(d)                                 Cancellation of Certificate.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

SECTION 5.3.   Transfer of Membership Interests.  In cases where a Substitute Member has acquired an interest in the Company from a Member, such Substitute Member shall succeed to the Membership Interest acquired from such Member.  In cases where an Additional Member is admitted to the Company, it shall be designated as either a Class A Member, a Class B Member, a Class C Member, a Class D Member, a Class E Member, a Class W Member, a Class X Member, a Class Y Member and/or a Class Z Member, and its Class A Units, Class B Units, Class C Units, Class D Units, Class E Units, Class W Units, Class X Units, Class Y Units and/or Class Z Units shall be designated by the Management Committee.

SECTION 5.4.   Admission or Substitution of New Members.  (a)  The Management Committee shall have the right, in its sole and absolute discretion (subject to Section 5.3) to admit as a Substitute Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company.  Concurrently with the admission of a Substitute Member or an Additional Member, the Management Committee shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Substitute Member in place of the transferring Member, or the admission of an Additional Member, all at the expense, including payment of any professional fees incurred, of the Substitute Member or the Additional Member.

(b)                                 The admission of any Person as a Substitute or Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (X) execution and delivery of a counterpart signature page to this Agreement countersigned by the Management Committee on behalf of the Company or (Y) any other writing evidencing the intent of such Person to become a Substitute Member or Additional Member and such writing is accepted by the Management Committee on behalf of the Company and (ii) upon the request of the Management Committee, such Person’s execution and delivery of a counterpart to the Securityholders Agreement.

SECTION 5.5.   Transfer of Member’s Interest.  Subject to the Securityholders Agreement and any other agreement among the Company and a Member regarding Units held by such Member (including any Management Unit Subscription Agreement), a Member may transfer or assign all or part of its interest as a Member in the Company to any Person that agrees in writing to assume the responsibility of a Member under this Agreement.  A Person who is so admitted as a Substitute Member or an Additional Member shall thereby become a Member.  The Member shall not cease to be a Member upon the collateral assignment of, or the pledging or granting of a security interest in, its entire interest in the Company.  No Person may become a Substitute Member except as provided by this Section 5.5.

SECTION 5.6.   Compliance with Law.  Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws.

ARTICLE VI

REPORTS TO MEMBERS; TAX MATTERS

SECTION 6.1.   Books of Account.  Appropriate books of account shall be kept by the Management Committee, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and each Member shall have access to all books, records and accounts of the Company and the right to make copies thereof for any purpose reasonably related to the Member’s interest as a member of the Company, in each case, under such conditions and restrictions as the Management Committee may reasonably prescribe.

SECTION 6.2.   Reports.  (a)  As promptly as possible after the close of each fiscal year of the Company, the Management Committee shall cause an examination of the financial statements of the Company as of the end of each such fiscal year to be made in accordance with generally accepted auditing standards as in effect on the date thereof, by a firm of certified public accountants selected by the Management Committee.  Within 90 days after the close of each fiscal year, a copy of the financial statements of the Company, including the report of such certified public accountants, shall be furnished to each Member and shall include, as of the end of such fiscal year:

(i)                                     a statement prepared by the Company setting forth the balance of each Member’s Capital Account and the amount of that Member’s allocable share of the Company’s items of Net Income or Net Loss and deduction, capital gain and loss or credit for such year for each of his Membership Interests; and

(ii)                                  a balance sheet, a statement of income and expense and a statement of changes in cash flows of the Company for that fiscal year.

In addition, the Members shall be supplied with all other Company information necessary to enable each Member to prepare its federal income tax return.

(b)                                 All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Management Committee and shall be conclusive and binding on all Members, their successors, heirs, estates or legal representatives and any other Person, and to the fullest extent permitted by law no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

SECTION 6.3.   Fiscal Year.  The fiscal year of the Company shall end on or as close to the last Friday of June of each calendar year unless otherwise determined by the Management Committee in accordance with Section 706 of the Code.

SECTION 6.4.   Certain Tax Matters.  (a)  The Management Committee shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed.  The Management Committee shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns.  The Management Committee may cause the Company to make or refrain from making any and all elections permitted by such tax laws.  Each Member agrees that he shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on his individual income tax returns, any item of income, gain, loss, deduction or credit relating to his interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.  In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and his decision shall be final and binding upon, the Company and all Members except to the extent a

Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of, and payable by, the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member.

(b)                                 The Company and each Member hereby designate the Vestar Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Member”).  To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 6.4 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(c)                                  Upon sale of Company assets or a liquidation of the Company, Members shall provide the Management Committee with certain tax filings as requested by the Management Committee (including Form 4669).

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.   Schedules.  The Management Committee may from time to time execute and deliver to the Members schedules which set forth the then current Capital Account balances of each Member and any other matters deemed appropriate by the Management Committee or required by applicable law.  Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

SECTION 7.2.   Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

SECTION 7.3.   Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided that no Person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

SECTION 7.4.   Confidentiality.  By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any Person other than the Company, another Member, a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company that shall not be generally known to the public, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction and except in the case of any Member who is employed by any entity controlled by the Company in the ordinary course of his duties.

SECTION 7.5.   Amendments.  The Management Committee may, in its sole discretion and to the fullest extent allowable under Delaware law, amend this Agreement without the consent or approval of the Members, including such amendments to (i) admit Substitute Members and Additional Members, (ii) create new classes of Units and (iii) take any action necessary and related to clause (i) and (ii), except that this Agreement may not be amended so as to discriminate among Members of the same class of Units; provided that any amendment with respect to the Class B Units, Class C Units, Class D Units, Class W Units, Class X Units, Class Y Units or Class Z Units, in each case, as a class, that dilutes the rights any class of Units hereunder shall require the consent of the Chief Executive Officer of the Company.

SECTION 7.6.   Notices.  Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including cable, telex, telecopy or similar writing) and shall be given to any Member at its address or telecopy number shown in the Company’s books and records or, if given to the Company, at the following address:

DynaVox Systems Holdings LLC
2100 Wharton Street

Suite 400
Pittsburgh, PA 15203
Attention:  Chief Executive Officer

with a copy to:

Vestar Capital Partners IV, L.P.

245 Park Avenue

41st Floor

New York, New York 10167

Attention:  General Counsel

Telecopy: (212) 808-4922

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Peter J. Gordon, Esq.

Telecopy: (212) 455-2502

Each such notice shall be effective (i) if given by telecopy, upon dispatch, (ii) if given by mail, when deposited in the mails (first class or airmail postage prepaid) addressed as aforesaid and (iii) if given by any other means, when delivered to the address of such Member or the Company, as the case may be, specified as aforesaid.

SECTION 7.7.   Counterparts.  This Agreement may be executed in any number of counterparts, all of which together shall constitute a single instrument.

SECTION 7.8.   Power of Attorney.  Each Member hereby irrevocably appoints the Chief Executive Officer of the Company as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company.  The Management Committee, as representative and attorney-in-fact, however, shall not have any rights, powers or authority to amend or modify this Agreement when acting in such capacity, except as expressly provided herein.  Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

SECTION 7.9.   Entire Agreement.  This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein; provided that such other agreements and documents shall not be deemed to be a part of, a modification of or an amendment to this Agreement.  There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 7.10.   Section Titles.  Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed the Amended Agreement or this Agreement and each is a party to and bound by this Second Amended and Restated Limited Liability Company Agreement.

DYNAVOX INVESTORS LLC

By:
Name:
Title:

VESTAR CAPITAL PARTNERS IV, L.P.

By:	Vestar Associates IV, L.P.,
its General Partner

By:	Vestar Associates Corporation IV,
its General Partner

By:
Name:
Title: Managing Director

VCD INVESTORS LLC

By:
Name:
Title:

PARK AVENUE EQUITY PARTNERS, L.P.

By:	Park Avenue Equity GP, LLC,
its General Partner

By:	PAE GP, LLC,
its Managing Member

By:
Name:
Title: Managing Member

INSTITUTIONAL MEMBERS:

NEW YORK LIFE CAPITAL PARTNERS, L.P.

By:	NYLCAP Manager LLC,
its Investment Manager

By:
Name:
Title:

NEW YORK LIFE INVESTMENT MANAGEMENT MEZZANINE PARTNERS, LP

By:	NYLIM Mezzanine GenPar LP,
its General Partner

	By:	NYLIM Mezzanine GenPar GP, LLC, its General Partner

By:
Name:
Title:

NYLIM MEZZANINE PARTNERS PARALLEL FUND, LP

By:	NYLIM Mezzanine GenPar, LP,
its General Partner

	By:	NYLIM Mezzanine GenPar GP, LLC, its General Partner

By:
Name:
Title:

SQUAM LAKE INVESTORS VI, L.P.

By:	BGPI, INC.,
its Managing General Partner

By:
Name:
Title:

SUNAPEE SECURITIES, INC.

By:
Name:
Title:

MANAGEMENT INVESTORS:

*   *   *   *   *

The management investors that have executed a Master Signature Page are party to this Second Amended and Restated Limited Liability Company Agreement of DynaVox Systems Holdings LLC.

*   *   *   *   *

Exhibit A

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND DYNAVOX SYSTEMS HOLDINGS LLC MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM: ANY PROPOSED SALE, TRANSFER, OR OTHER DISPOSITION OF SUCH INTERESTS.

THIS CERTIFICATE EVIDENCES AN INTEREST IN DYNAVOX SYSTEMS HOLDINGS LLC AND SHALL BE A SECURITY FOR THE PURPOSES OF ARTICLE 8 OF, THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.

No. 1

DYNAVOX SYSTEMS HOLDINGS LLC

A Limited Liability Company under the laws of the State of Delaware

Certificate of Interest

This certifies that                             is the owner of a membership interest in DYNAVOX SYSTEMS HOLDINGS LLC (the “Company”) subject to the terms of the Second Amended and Restated Limited Liability Company Agreement dated as of January 22, 2008 as the same may be amended from time to time in accordance with its terms (the “LLC Agreement”).  The membership interest evidenced hereby shall be the interest in the Company appearing in the books and records of the Company.

This Certificate of Interest may be transferred by the lawful holders hereof only in accordance with the provisions of the Operating Agreement.

THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE LLC AGREEMENT.